UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 15, 2009

IMPERIAL CAPITAL BANCORP, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-33199	95-4596322
(State or other jurisdiction	(Commission File No.)	(IRS Employer
jurisdiction of incorporation)		Identification Number)

888 Prospect Street, Suite 110, La Jolla, California	92037
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:    (858) 551-0511

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

9	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
9	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
9	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
9	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On October 15, 2009, Imperial Capital Bank (the “Bank”), a wholly owned subsidiary of Imperial Capital Bancorp, Inc. (the “Company”), received a Supervisory Prompt Corrective Action Directive (the “Directive”) from the Federal Deposit Insurance Corporation (the “FDIC”).  The Bank was also recently notified that the FDIC did not accept the Bank’s capital restoration plan, which the Bank was required to submit to the FDIC due to the Bank’s “undercapitalized” status under regulatory capital guidelines.  The Bank is currently in the process of revising its capital restoration plan.  As noted below, before its receipt of the Directive, the Bank was already subject to many of the restrictions of the Directive and was already addressing each element of the Directive.

The Directive provides that within 30 days of the effective date of the Directive (by November 12, 2009), the Bank must: (1) sell enough voting shares or obligations of the Bank so that the Bank will be “adequately capitalized” under regulatory capital guidelines; and/or (2) accept an offer to be acquired by a depository institution holding company or combine with another insured depository institution.  While no assurance can be given that it will be successful in its efforts to recapitalize the Bank, the Company has been, with the assistance of its investment banking firm, actively engaged in seeking additional capital from various sources.

The Directive also prohibits the Bank from: (1) accepting, renewing or rolling over any brokered deposits; (2) paying interest on deposits in excess of prescribed limits; (3) allowing its average total assets during any calendar quarter to exceed its average total assets during the preceding calendar quarter; (4) making any capital distributions or dividend payments to the Company or any affiliate of the Bank or the Company; and (5) establishing or acquiring a new branch and requires the Bank to obtain the approval of the FDIC prior to relocating, selling or disposing of any existing branch.  In addition, the Directive provides that the Bank may not pay any bonus to, or increase the compensation of, any director or officer of the Bank without the prior approval of the FDIC, and the Bank must comply with Section 23A of the Federal Reserve Act without the exemption for transactions with certain affiliated institutions. The Bank was already substantially subject to each of these prohibitions prior to the issuance of the Directive, and since earlier this year, key components of the Bank’s business strategy have included the reduction in its asset base and reliance on brokered deposits.

The foregoing description of the Directive is qualified in its entirety by reference to the full text of the Directive, a copy of which is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits

(d)           Exhibits

99.1	Supervisory Prompt Corrective Action Directive of the Federal Deposit Insurance Corporation dated October 13, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMPERIAL CAPITAL BANCORP, INC.

Date: October 21, 2009	By:	/s/ Joseph W. Kiley, III
Joseph W. Kiley, III
President and
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Supervisory Prompt Corrective Action Directive of the Federal Deposit Insurance Corporation dated October 13, 2009